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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-35774) pertaining to the PRAECIS PHARMACEUTICALS INCORPORATED Second Amended and Restated 1995 Stock Plan and Employee Stock Purchase Plan, of our report dated January 25, 2001, except for Note 12, as to which the date is February 27, 2001, with respect to the financial statements of PRAECIS PHARMACEUTICALS INCORPORATED included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                         /s/   ERNST & YOUNG LLP

Boston, Massachusetts
March 27, 2001